Exhibit 10.57

ASSIGNMENT and AMENDMENT OF LEASE BETWEEN
PETERSON DETENTION, INC., CC&E, LLC; AND
ISI DETENTION CONTRACTING GROUP, INC.

This Assignment and Amendment of Lease (“Assignment”) is entered into effective as of the 1st day of January, 2008, by and between CC&E LLC a California limited liability company (“Landlord”); Peterson Detention, Inc., a California corporation (“Assignor”) and 1SI Detention Contracting Group, Inc., a California corporation. (“Assignee”).

WHEREAS, Landlord and Assignor entered into that one certain Standard Industrial/Commercial Multi-Tenant Lease - Gross dated March 14, 2005 (the “Lease”), that certain First Amendment to Lease dated February 14, 2006, that certain Second Amendment to Lease dated June 20, 2006, that certain Third Amendment to Lease dated May 8, 2007 pertaining to approximately 15,200 rentable square feet (RSF) of commercial office space located at 577 North Batavia Street, Orange, California (the “Building”); and

WHEREAS, the term of the Lease expires on August 31, 2010; and

WHEREAS, Assignor now desires to assign all of its right, interest and title in and to the

Lease to Assignee, as more particularly set forth below;

NOW, THEREFORE, for and in consideration of the mutual promises and covenants set forth herein, all of Assignor’s right, title and interest in and to the Lease is hereby assigned to Assignee upon the following terms and conditions. Capitalized terms not otherwise defined in this Assignment shall have the meanings ascribed to them in the Lease.

1.    Assignor hereby assigns, transfers and delivers to Assignee all of Tenant’s rights in and to the Lease.

2.    Assignee accepts the Lease, as amended herein, and agrees to punctually perform all obligations of Assignor under the Lease accruing on and after January 1, 2008.  Landlord acknowledges that all Rents and other charges that have accrued under the Lease prior to said date have been fully paid by Assignor, and hereby releases Assignor from any further obligations under the lease from and after January 1, 2008.

3.    The Lease is hereby amended to reflect that the amount of the Security Deposit required by Section 1.7(c) of the Lease is increased from $7,600.00 to $28,576.00 and such amount shall not be increased during the term of the Lease. All, but $7,600.00, of such Security Deposit shall, at the option of Lessee, be applied as partial payment of the last three months Base Rent due and owing under the Lease, and the reduction in Security Deposit upon application of the Security Deposit to Base Rent as permitted herein, shall not be deemed to be a default or breach of any term or provision of the Lease. Any monetary default of Lessee prior to the last three months of the Term shall negate the Lessee’s right to apply Security Deposit to Base Rent as outlined above.   Any provision of the Lease contrary to this amendment is void and unenforceable.

4.    As of the effective data of this Assignment and Amendment of Lease, the Guaranty of Lease attached hereto as Exhibit A will be effective. The Guarantor, then obligated for all obligations accruing after the effective date of this Assignment and Amendment of Lease shall be Argyle Security, Inc.

5.    There shall be no further assignment of the Lease without the prior written consent of Landlord.

6.    Miscellaneous.

(a)   Counterparts.  This Assignment may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts shall be deemed to be an original and all of which counterparts shall constitute one and the same agreement. The signature of each party to this Assignment is not required to appear on each counterpart of this Assignment, provided that each party to this Assignment has executed at least one counterpart of this Assignment. In making proof of this Assignment it will not be necessary to account for or produce each executed counterpart of this Assignment.

(b)   Entirety and Controlling Agreement.   This Assignment, in conjunction with the Lease (including its various exhibits), embodies the entire agreement between the parties with respect to the Leased Premises.  Except as expressly set forth herein, nothing in this Assignment modifies or amends the provisions of the Lease. However, in the event of an irreconcilable conflict or inconsistency between the provisions of the Lease and the provisions of this Assignment, the provisions of this Assignment shall control.

(c)   Binding on Successors.   This Assignment shall be binding upon and inure to the benefit of the parties, their successors, assigns and personal representatives.

IN WITNESS WHEREOF, Landlord, Assignor and Assignee have executed this instrument as of the date first written above.

LANDLORD:

CC&E, LLC,
A California limited liability company
By:	/illegible/
Its: Managing Partner
Date: 01/07/08

ASSIGNOR:

PETERSON DETENTION, INC.
a California corporation

By:	/Michael Peterson/
Its: President
Date: 01/07/08

ASSIGNEE:

ISI DETENTION CONTRACTING GROUP, INC.

By:	/Sam Youngblood/
Its: CEO
Date: 01/07/08

Guaranty Agreement

Argyle Security, Inc. hereby guarantees the full and prompt performance of each of the Lessee’s duties and obligations pursuant to the Lease and this Lease Assignment.

By:	/Don Neville/
Name:	Don Neville
Its; Chief Financial Officer

AIR COMMERCIAL REAL ESTATE ASSOCIATION
GUARANTY OF LEASE
EXHIBIT A

WHEREAS, CC & E, LLC hereinafter “Lessor” and ISI Detention Contracting Group, Inc., a California corporation hereinafter “Lessee”‘, we about to execute a document entitled Assignment and Amendment of Lease dated January 1, 2008 concerning the premises commonly known as 577 North Batavia Street, Orange, CA wherein Lessor will lease the premises to Lessee, and WHEREAS, Argyle Security, Inc. hereinafter Guarantors have a financial interest at Lessee, and WHEREAS, Lessor would not execute the Lease V Guarantors did riot execute and deliver to Lessor this Guarantee of Lease.

NOW THEREFORE. inconsideration of the execution of the foregoing Lease by Lessor and as a material inducement to Lessor to execute said Lease, Guarantors hereby jointly, severally, unconditionally and irrevocably guarantee the prompt payment by Lessee of at rents and at other sums payable by Lessee under said Lease and the faithful and prompt performance by Lessee of each and every one of the terms, conditions and covenants of said Lease to be kept and performed by Lessee.

It is specifically agreed that the terms of the foregoing Lease may be modified by agreement between Lessor and Lessee, or by a course of conduct, and said Lease may be assigned by Lessor or any assignee of Lessor without consent or notice to Guarantors and that this Guaranty shed guarantee the performance of said Lease as so modified.

This Guaranty shalt not be released, modified or affected by the talkie or delay on the part of Lessor to enforce any of the rights or remedies of the Lessor raider said Lease, whether pursuant to the terms thereof or at law or in equity.

No notice of default need be given to Guarantors, It being specifically agreed that the guarantee of the undersigned is a continuing guarantee under which Lessor may proceed immediately against Lessee and/or against Guarantors following any breath or default by Lessee or for the enforcement of any rights which Lessor may have as against Lessee raider the terms of the Lease or at law or in equity.

Lessor that have the right to proceed against Guarantors hereunder following any breath or default by Lessee without first proceeding against Lessee and without previous notice to or demand upon either Lessee or Guarantors.

Guarantors hereby waive (a) notice of acceptance of this Guaranty. (b) demand of payment, presentation and protest, (c) at right to assail or plead any statute of limitations relating to this Guaranty or the Lease, (d) any right to require the Lessor to proceed against the Lessee or any other Guarantor or any other person or entity liable to Lessor, (e) any right to require Lessor to apply to any default any security deposit or other security it may hold under’ the Lease, (f) any right to require Lessor to proceed under any other remedy Lessor may have before proceeding against Guarantors. (g) any right of subrogation.

Guarantors do hereby subrogate at existing or future indebtedness of Lessee to Guarantors to the obligations owed to Lessor under the Lease and this Guaranty.

If a Guarantor is married, such Guarantor expressly agrees that recourse may be had against his or her separate property for all of the obligations hereunder.

The obligations of Lessee under the Lease to execute and deliver estoppel statements and financial statements, as therein provided, that be deemed to also requite the Guarantors hereunder to do and provide the same.

The term “Lessor” refers to and means the Lessor named in the Lease and also Lessor’s successors stat assigns. So long as Lessor’s interest In the Lease, the leased premises or the rents, issues and profits therefrom, are subject to any mortgage or deed of bust or assignment for security, no acquisition by Guarantors of the Lessor’s Interest shalt affect the continuing obligation of Guarantors raider this Guaranty which that nevertheless continue In full force and effect [or the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment and their successors and assigns.

The term “Lessee” refers to and means the Lessee named In the Lease and also Lessee’s successors and assigns.

In the event any action be brought by said Lessor against Guarantors hereunder to enforce the obligation of Guarantors hereunder, the unsuccessful party in such action that pay to the prevailing party therein a reasonable attorney’s fee which, shall be fixed by the court

If this Form has been filled in, It has been prepared for submission to your attorney for his approval. No representation or recommendation is made, by the AIR Commercial Real Estate Association, the real estate broker or Its agents or employees as to the legal sufficiency, legal affect, or tax consequences of this Form or the transaction relating thereto.

Executed at:	Argyle Security Inc.
On: /1-30-08/	By:	/Don Neville/
Address:	CFO “GUARANTORS”